As filed with the Securities and Exchange Commission on May 11, 2012

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EASTGROUP PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	13-2711135
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

190 East Capitol Street, Suite 400

Jackson, Mississippi 39201-2195

(601) 354-3555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DAVID H. HOSTER II, President and Chief Executive Officer

EastGroup Properties, Inc.

190 East Capitol Street, Suite 400

Jackson, Mississippi 39201-2195

(601) 354-3555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

MICHAEL C. DONLON, Esq.

Jaeckle Fleischmann & Mugel, LLP

Avant Building, Suite 900

200 Delaware Avenue

Buffalo, New York 14202-2107

(716) 856-0600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, Preferred Stock, and Warrants	(1)(2)	(1)(2)	(1)(2)	(3)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified number of the securities of each identified class is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(3)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

COMMON STOCK, PREFERRED STOCK, WARRANTS

From time to time, we or one or more selling securityholders to be identified in the future, may offer to sell common stock, preferred stock, and warrants to purchase preferred stock or common stock covered by this prospectus independently, or together in any combination that may include other securities set forth in an accompanying prospectus supplement. Our common stock is listed on the New York Stock Exchange under the symbol “EGP.” This prospectus provides you with a general description of the securities we or the selling securityholders may offer.

Each time securities are sold using this prospectus, we or the selling securityholder will provide a supplement to this prospectus or possibly other offering material containing specific information about the offering. The supplement or other offering material may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and any supplement and/or other offering material carefully before you invest.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Investment in any securities offered by this prospectus involves risk. See “Risk Factors” on page 1 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 11, 2012.

You should rely only on the information contained in or incorporated by reference into this prospectus and any related prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the related prospectus supplement and the documents incorporated by reference herein is accurate only as of its respective date or dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any securities offered pursuant to this prospectus, you should carefully consider the risk factors described in our periodic reports filed with the Securities and Exchange Commission, or SEC, which are incorporated by reference in this prospectus, including the risks factors described under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and as described in our other filings with the SEC. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled “Forward-Looking Information” for additional risks and uncertainties. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the risks or uncertainties described in our periodic reports filed with the SEC or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of the securities being offered by this prospectus and any applicable prospectus supplement could decline, and you might lose all or part of your investment. You should consider these risk factors before acquiring any of such securities and when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus.

FORWARD-LOOKING INFORMATION

This prospectus, the prospectus supplement, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include statements with respect to our financial condition, results of operations and business and on the possible impact of this offering on our financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions as they relate to us or our management, are intended to identify forward-looking statements.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made.

Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company’s ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	the ability of the Company to continue to satisfy complex rules to qualify as a real estate investment trust (REIT) for federal income tax purposes;

•	natural disasters, terrorism, riots and acts of war, and the Company’s ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters;

•

other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled; and

•	other risks detailed from time to time in the reports filed with the SEC by us.

Except for ongoing obligations to disclose material information as required by the federal securities laws, we do not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this prospectus or to reflect the occurrence of unanticipated events.

ABOUT EASTGROUP PROPERTIES, INC.

We are an equity REIT focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina. Our goal is to maximize shareholder value by being the leading provider of functional, flexible, and quality business distribution space for location sensitive tenants primarily in the 5,000 to 50,000 square foot range. Our strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply constrained submarkets. Substantially all of our revenue is generated from renting real estate.

We are a corporation organized under the laws of the State of Maryland. Our principal executive offices are located at 190 East Capitol Street, Suite 400, Jackson, MS 39201-2195, and our telephone number is (601) 354-3555. We also have a web site at www.eastgroup.net. The information found on, or otherwise accessible through, our web site is not incorporated into, and does not form a part of, this prospectus.

Additional information regarding EastGroup, including our audited financial statements, is contained in the documents incorporated by reference in this prospectus. Please also refer to the section below entitled “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to combined fixed charges and preferred stock dividends for the three months ended March 31, 2012 and the years ended December 31, 2011, 2010, 2009, 2008 and 2007 was 1.40, 1.49, 1.38, 1.55, 1.63 and 1.56, respectively.

For purposes of calculating these ratios, earnings represent income from continuing operations before adjustments for non-controlling interest in consolidated subsidiary and income from equity investee, plus fixed charges, plus distributed income of equity investee, minus capitalized interest, minus preferred stock dividends. Fixed charges represent interest expense and preferred stock dividends from our consolidated statements of operations plus capitalized interest, amortization of mortgage premiums and an estimated interest component of rental expense. The ratios are based solely on historical financial information and no pro forma adjustments have been made thereto.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sales of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include, without limitation, the repayment of debt and the development and acquisition of additional properties.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF CAPITAL STOCK

The following description is only a summary of certain terms and provisions of our capital stock. You should refer to our charter and bylaws for the complete provisions thereof.

The total number of shares of capital stock of all classes that we are authorized to issue is 100,000,000. Our charter authorizes the issuance of 70,000,000 shares of common stock, par value $.0001 per share and 30,000,000 shares of Excess Stock, par value $.0001 per share. As of May 11, 2012, 28,473,580 shares of common stock and no shares of Excess Stock were issued and outstanding. Our common stock is currently listed on the New York Stock Exchange under the symbols “EGP”.

Our Board of Directors is authorized by the charter to classify and reclassify any of our unissued shares of capital stock, by, among other alternatives, setting, altering or eliminating the designation, preferences, conversion or other rights, voting powers, qualifications and terms and conditions of redemption of, limitations as to dividends and any other restrictions on, our capital stock. The power of the Board of Directors to classify and reclassify any of the shares of capital stock includes the authority to classify or reclassify such shares into a class or classes of preferred stock or other stock.

Pursuant to the provisions of our charter, if a transfer of stock occurs such that any person would own, beneficially or constructively (applying the applicable attribution rules of the Code), more than 9.8% (in value or in number, whichever is more restrictive) of our outstanding equity stock (excluding shares of Excess Stock), then the amount in excess of the 9.8% limit will automatically be converted into shares of Excess Stock, any such transfer will be void from the beginning, and we will have the right to redeem such stock. These restrictions also apply to any transfer of stock that would result in our being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT for federal income tax purposes. Upon any transfer that results in Excess Stock, such Excess Stock shall be held in trust for the exclusive benefit of one or more charitable beneficiaries designated by us. Upon the satisfaction of certain conditions, the person who would have been the recordholder of the equity stock if the transfer had not resulted in Excess Stock may designate a beneficiary of an interest in the trust. Upon such transfer of an interest in the trust, the corresponding shares of Excess Stock in the trust shall be automatically exchanged for an equal number of shares of equity stock of the same class as such stock had been prior to it becoming Excess Stock and shall be transferred of record to the designated beneficiary. Excess Stock has no voting rights, except as required by law, and any vote cast by a purported transferee in respect of shares of Excess Stock prior to the discovery that shares of equity stock had been converted into Excess Stock shall be void from the beginning. Excess Stock shall not be entitled to dividends. Any dividend paid prior to our discovery that equity stock has been converted into Excess Stock shall be repaid to us upon demand. In the event of our liquidation, each holder of Excess Stock shall be entitled to receive that portion of our assets that would have been distributed to the holder of equity stock in respect of which such Excess Stock was issued. The trustee of the trust holding Excess Stock shall distribute such assets to the beneficiaries of such trust. These restrictions will not prevent the settlement of a transaction entered into through the facilities of any interdealer quotation system or national securities exchange upon which shares of our capital stock are traded. Notwithstanding the prior sentence, certain transactions may be settled by providing shares of Excess Stock.

Our Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board of Directors and upon at least 15 days written notice from a transferee prior to a proposed transfer that, if consummated, would result in the intended transferee “beneficially owning” (as defined in our charter, and determined after the application of the applicable attribution rules of the Code) equity stock in excess of the 9.8% ownership limit and the satisfaction of such other conditions as the Board may direct, may in its sole and absolute discretion exempt a person from the 9.8% ownership limit.

Additionally, our Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to our Board, may in its sole and absolute discretion exempt a person from the limitation on a person “constructively owning” (as defined in our charter, and determined after the application of the applicable attribution rules of the Code) equity stock in excess of the 9.8% ownership limit if (i) such person does not and represents that it will not directly or “constructively own” (after the application of the applicable attribution rules of the Code) more than a 9.8% interest in a tenant of ours; (ii) we obtain such representations and undertakings as are reasonably necessary to ascertain this fact; and (iii) such person agrees that any violation or attempted violation of such representations, undertakings and agreements will result in such equity stock in excess of the ownership limit being converted into and exchanged for Excess Stock. Our Board of Directors may from time to time increase or decrease the 9.8% limit, provided that the 9.8% limit may be increased only if five individuals could not “beneficially own” or “constructively own” (applying the applicable attribution rules of the Internal Revenue Code) more than 50.0% in value of the shares of equity stock then outstanding.

DESCRIPTION OF COMMON STOCK

Distributions. Subject to the preferential rights of any shares of preferred stock currently outstanding or subsequently classified and to the provisions of our charter regarding restrictions on transfer and ownership of shares of common stock, a holder of our common stock is entitled to receive distributions, if, as and when authorized and declared by our Board of Directors, out of our assets that we may legally use for distributions to stockholders and to share ratably in our assets that we may legally distribute to our stockholders in the event of our liquidation, dissolution or winding up after payment of, or adequate provision for, all of our known debts and liabilities. We currently pay regular quarterly distributions on our common stock.

Relationship to Preferred Stock and Other Shares of Common Stock. The rights of a holder of shares of common stock will be subject to, and may be adversely affected by, the rights of holders of preferred stock that may be issued in the future. Our Board of Directors may cause preferred stock to be issued to obtain additional capital, in connection with acquisitions, to our officers, directors and employees pursuant to benefit plans or otherwise and for other corporate purposes.

A holder of our common stock has no preferences, conversion rights, sinking fund, redemption rights, appraisal rights or preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding restrictions on ownership and transfer, all shares of common stock have equal distribution, liquidation, voting and other rights.

Voting Rights. Subject to the provisions of our charter regarding restrictions on transfer and ownership of shares of common stock, a holder of common stock has one vote per share on all matters submitted to a vote of stockholders, including the election of directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that such actions need to be approved by a majority of the votes entitled to be cast on the matter. However, any merger, consolidation, share exchange, recapitalization, dissolution, sale of all or substantially all of our assets or any amendment to the provisions of our charter regarding the Board of Directors, indemnification of our directors and officers or amendment of the charter must be approved by at least two-thirds of our Board of Directors. Additionally, no amendment to our charter may be made that would, (i) in the determination of our Board of Directors, cause us not to qualify as a REIT, (ii) amend the provisions of our charter regarding removal of directors, (iii) amend our Bylaws, (iv) amend the provisions of our charter regarding the indemnification of directors and officers, (v) amend our charter, or (vi) impose cumulative voting in the election of directors, in each case, unless approved by the holders of not less than 80% of the votes entitled to be cast on the matter.

There is no cumulative voting in the election of directors, which means that the holders of a plurality of the outstanding shares of common stock voting can elect all of the directors then standing for election and the holders of the remaining shares of common stock, if any, will not be able to elect any directors, except as otherwise provided for any series of our preferred stock.

Stockholder Liability. Under Maryland law applicable to Maryland corporations, holders of common stock will not be liable as stockholders for our obligations solely as a result of their status as stockholders.

Transfer Agent. The registrar and transfer agent for shares of our common stock is Wells Fargo Shareowner Services.

DESCRIPTION OF PREFERRED STOCK

General. Our charter authorizes our Board of Directors to classify and reclassify any unissued shares of our stock into other classes or series of stock, including classes or series of preferred stock. Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our Board of Directors. Before issuance of shares of each series, the Board of Directors is required to fix for each such series, subject to the provisions of Maryland law and our charter, the powers, designations, preferences and relative, participating, optional or other special rights of such series and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other matters as may be fixed by resolution of the Board of Directors or a duly authorized committee thereof. The Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority of, shares of common stock might believe to be in their best interests, or in which holders of some, or a majority of, shares of common stock might receive a premium for their shares of common stock over the then market price of such shares. The shares of preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

The prospectus supplement relating to any shares of preferred stock offered thereby will contain the specific terms, including:

(i)	The title and stated value of such shares of preferred stock;

(ii)	The number of such shares of preferred stock offered, the liquidation preference per share and the offering price of such shares of preferred stock;

(iii)	The voting rights of such shares of preferred stock;

(iv)	The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such shares of preferred stock;

(v)	The date from which dividends on such shares of preferred stock will accumulate, if applicable;

(vi)	The procedures for any auction or remarketing, if any, for such shares of preferred stock;

(vii)	The provision for a sinking fund, if any, for such shares of preferred stock;

(viii)	The provisions for redemption, if applicable, of such shares of preferred stock;

(ix)	Any listing of the shares of preferred stock on any securities exchange;

(x)	The terms and conditions, if applicable, upon which the shares of preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof);

(xi)	A discussion of federal income tax considerations applicable to such shares of preferred stock;

(xii)	The relative ranking and preferences of such shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

(xiii)	Any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with such series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

(xiv)	Any limitations on direct or beneficial ownership and restrictions on transfer of such shares of preferred stock, in each case as may be appropriate to preserve our status as a REIT; and

(xv)	Any other specific terms, preferences, rights, limitations or restrictions of such shares of preferred stock.

The registrar and transfer agent for the shares of preferred stock will be set forth in the applicable prospectus supplement.

The description of the provisions of the shares of preferred stock set forth in this prospectus and in the related prospectus supplement is only a summary, does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the definitive Articles Supplementary to our Charter relating to such series of shares of preferred stock. You should read these documents carefully to fully understand the terms of the shares of preferred stock. In connection with any offering of shares of preferred stock, Articles Supplementary will be filed with the Securities and Exchange Commission as an exhibit or incorporated by reference in the Registration Statement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of preferred stock or shares of common stock. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following: (1) the title of such warrants; (2) the aggregate number of such warrants; (3) the price or prices at which such warrants will be issued; (4) the designation, terms and number of shares of our preferred stock or common stock purchasable upon exercise of such warrants; (5) the designation and terms of the offered securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security; (6) the date, if any, on and after which such warrants and the related preferred stock or common stock will be separately transferable, including any limitations on ownership and transfer of such warrants as may be appropriate to preserve our status as a REIT; (7) the price at which each share of preferred stock or common stock purchasable upon exercise of such warrants may be purchased; (8) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (9) the minimum or maximum amount of such warrants which may be exercised at any one time; (10) information with respect to book-entry procedures, if any; (11) a discussion of certain federal income tax consequences; and (12) any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following paragraphs summarize certain material provisions of Maryland law applicable to Maryland corporations. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter, including any articles supplementary, and bylaws. You should read these documents carefully to fully understand the terms of Maryland law, our charter and our bylaws.

Maryland, the state of our incorporation, has certain anti-takeover statutes, including the “business combination” provisions and “control share acquisition” provisions, which may also have the effect of making it difficult to gain control of us or to change existing management. To date, we have not opted out of the business combination provisions or, except with respect to certain acquisitions of our stock by registered investment advisors, the control share acquisition provisions of the Maryland General Corporation Law (the “MGCL”).

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns directly or indirectly ten percent or more of the voting power of the outstanding voting stock of the corporation; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the direct or indirect beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholders with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board of Directors before the time that the interested stockholder becomes an interested stockholder.

Control Share Acquisitions

Maryland law provides that holders of control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are also employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the Board of Directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation adopted at any time before the acquisition of the control shares.

We have opted out of the control share acquisition statute solely to the extent that our shares are acquired by a person that is a registered investment advisor under the Investment Advisors Act of 1940, provided that such shares of stock are acquired in the ordinary course of business of the acquirer, in good faith and not with the intent to effect or to influence a change of control in us.

Certain Elective Provisions of Maryland Law

Maryland law provides, among other things, that the board of directors has broad discretion in adopting stockholders’ rights plans and has the sole power to fix the record date, time and place for special meetings of the stockholders. Furthermore, Maryland corporations that:

•	have at least three independent directors who are not officers or employees of the entity or are an acquiring person or are related to an acquiring person; and

•	have a class of equity securities that are subject to the reporting requirements of the Securities Exchange Act,

may elect in their charter or bylaws or by resolution of the board of directors to be subject to all or part of a special subtitle which provides that:

•	the corporation will have a staggered board of directors;

•

any director may be removed only for cause and by the vote of two-thirds of the votes entitled to be cast in the election of directors generally, even if a lesser proportion is provided in the charter or bylaws;

•	the number of directors may only be set by the board of directors, even if the procedure is contrary to the charter or bylaws;

•

vacancies resulting from an increase in size of the board of directors or the death, resignation or removal of a director may only be filled by the vote of the remaining directors, even if the procedure is contrary to the charter or bylaws; and

•

the secretary of the corporation may call a special meeting of stockholders only on the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting, even if the procedure is contrary to the charter or bylaws.

To date, we have not made any of the elections described above, although, independent of these elections, our charter and bylaws contain provisions that special meetings of stockholders are only required to be held upon the request of a majority of the stockholders, that directors may be removed only for cause and by the vote of two-thirds of the votes entitled to be cast.

Board of Directors

Our bylaws provide that the number of our directors may be established by the Board of Directors but may not be fewer than three (unless there is no stock outstanding, in which case it may not be fewer than one) nor more than 15. Any vacancy may be filled by the stockholders at any regular meeting or special meeting called for that purpose. Any vacancy may also be filled by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire Board of Directors.

Our charter provides that a director may be removed only for cause and only by the affirmative vote of at least two-thirds of the combined voting power of all shares of capital stock entitled to be cast in the election of directors voting together as a single class. This provision may preclude stockholders from removing incumbent directors, except for cause and by a substantial affirmative vote, and filling the vacancies created by the removal with their own nominees.

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the Board of Directors or (iii) provided that the Board of Directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Power to Issue Additional Shares of Common Stock and Preferred Stock

Our charter authorizes our Board of Directors to issue stock of any class, whether now or hereafter authorized. We believe that the power to issue additional shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of common stock or otherwise be in their best interest.

Consideration of “All Relevant Factors”

In addition, as permitted by the Maryland General Corporation Law, our charter includes a provision that requires our Board of Directors, in their evaluation of any potential business combination or any actual or proposed transaction that could result in a change of control, to consider all relevant factors, including, the economic effect on our stockholders, the social and economic effect on our employees, suppliers, customers and creditors and the communities in which we have offices or other operations.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

A summary of the material federal income tax considerations related to the ownership and disposition of our securities is set forth in our Current Report on Form 8-K, filed with the SEC on May 11, 2012 (as amended or supplemented from time to time), and incorporated by reference in this prospectus. The summary is for general information only and does not constitute tax advice. It does not reflect every possible tax outcome or consequence that could result from owning our securities. In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences that may result from your ownership of our securities.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us or by a selling securityholder:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including: (a) block transactions (which may involve crosses) and transactions on the New York Stock Exchange or any other organized market where the securities may be traded; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (d) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and (e) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire common stock, preferred stock, or warrants, as applicable, from us. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The selling securityholders may offer for sale all or some portion of the securities that they hold. To the extent that any of the selling securityholders are broker or dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act.

The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number and classes of our securities beneficially owned by such selling securityholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling securityholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

LEGAL MATTERS

The legality of the securities offered hereby will be passed upon for us by Jaeckle Fleischmann & Mugel, LLP, Buffalo, New York who may rely upon an opinion of DLA Piper LLP (US), Baltimore, Maryland as to certain Maryland law matters.

EXPERTS

The consolidated financial statements and schedules of EastGroup Properties, Inc., as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or the SEC, a registration statement under the Securities Act with respect to the securities offered hereunder. As permitted by the SEC’s rules and regulations, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding our company and our equity stock, please refer to the registration statement and the contracts, agreements and other documents filed as exhibits to the registration statement. Additionally, we file annual, quarterly and special reports, proxy statements and other information with the SEC.

You may read and copy all or any portion of the registration statement or any other materials that we file with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings, including the registration statement, are also available to you on the SEC’s web site (www.sec.gov). We also have a web site (www.eastgroup.net) through which you may access our SEC filings. In addition, you may view our SEC filings at the offices of the New York Stock Exchange, Inc., which is located at 20 Broad Street, New York, New York 10005. Our SEC filings are available at the NYSE because our common stock is listed and traded on the NYSE under the symbol “EGP.”

The information found on, or otherwise accessible through, our web site is not incorporated into, and does not form a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information contained in documents that we file with them. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the completion of this offering:

•	our annual report on Form 10-K for the year ended December 31, 2011, which incorporates certain sections of our Definitive Proxy Statement on Schedule 14A filed on April 20, 2012;

•	our quarterly report on Form 10-Q for the three months ended March 31, 2012;

•	our current report on Form 8-K filed May 11, 2012; and

•	the description of our common stock contained in our registration statement on Form 8-B, filed on June 5, 1997, and all amendments and reports updating that description.

You may request a free copy of these filings (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address and telephone number:

EastGroup Properties, Inc.

Attention: Chief Financial Officer

190 East Capitol Street, Suite 400

Jackson, MS 39201-2195

(601) 354-3555

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses (all of which are estimated) we expect to incur in connection with the issuance and distribution of the securities being registered under this registration statement, other than underwriting discounts and commissions:

SEC Registration fee	*
Accountants’ fees and expenses	$50,000
Legal fees and expenses	$50,000
Printing fees	$20,000
Miscellaneous	$5,000

Total	$125,000

*	In accordance with Rule 456(b) and as set forth in footnote (3) to the “Calculation of Registration Fee” table on the front cover page of this registration statement, we are deferring payment of the registration fee for the securities offered by this prospectus.

All expenses in connection with the issuance and distribution of the securities being offered will be borne by EastGroup.

Item 15.	Limitation of Liability and Indemnification of Directors and Officers.

Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The charter of EastGroup (the “Charter”) contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity, or in the defense of any issue, claim or matter in such a proceeding. The Charter contains a provision authorizing and requiring EastGroup to indemnify, to the fullest extent permitted by Maryland law, its directors and officers, whether serving EastGroup or, at its request, any other entity.

Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which he or she is made a party by reason of his or her service in that capacity, unless it is established that:

•	the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,

•	the director or officer actually received an improper personal benefit in money, property or services, or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the prescribed standard of conduct is not met. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits us to advance reasonable expenses to a director or officer party to a proceeding upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

EastGroup has entered into an indemnification agreement (the “Indemnification Agreement”) with each of its directors and officers, and the Board of Directors has authorized EastGroup to enter into an Indemnification Agreement with each of the future directors and officers of EastGroup. While Maryland law permits a corporation to indemnify its directors and officers; as described above, it also authorizes other arrangements for indemnification of directors and officers, including insurance. The Indemnification Agreement is intended to provide indemnification to the maximum extent allowed by the laws of the State of Maryland.

The Indemnification Agreement provides that EastGroup shall indemnify a director or officer who is a party to the Agreement (the “Indemnitee”) if he or she was or is a party to or otherwise involved in any proceeding by reason of the fact that he or she was or is a director or officer of EastGroup, or was or is serving at its request in a certain capacity of another entity, against losses incurred in connection with the defense or settlement of such proceeding. The provisions in the Indemnification Agreement are similar to those provided for under Maryland law. According to the Indemnification Agreement, however, an Indemnitee who pays any amount in settlement of a proceeding without EastGroup’s written consent is not entitled to indemnification.

Item 16.	Exhibits.

1.1*	Form of underwriting agreement.

3.1	Articles of Incorporation (incorporated by reference to Appendix B to the Company’s Proxy Statement for its Annual Meeting of Stockholders held on June 5, 1997).

3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed December 10, 2008).

4.3*	Form of Warrant Agreement.

5.1	Opinion of Jaeckle Fleischmann & Mugel, LLP regarding legality of securities being registered (filed herewith).

8.1	Opinion of Jaeckle Fleischmann & Mugel, LLP regarding certain tax matters (filed herewith).

12.1	Statement of computation of ratio of earnings to combined fixed charges and preferred stock distributions (filed herewith).

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of Jaeckle Fleischmann & Mugel, LLP (included in Exhibits 5 and 8).

24	Powers of Attorney (included on signature page).

*	To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi on May 11, 2012.

EASTGROUP PROPERTIES, INC.

By:	/s/ David H. Hoster II
David H. Hoster II
President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of David H. Hoster II or N. Keith McKey his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing Powers of Attorney have been signed by the following persons in the capacities on May 11, 2012.

Signature	Title

/s/ Leland R. Speed Leland R. Speed	Chairman of the Board

/s/ David H. Hoster II David H. Hoster II	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ N. Keith McKey N. Keith McKey, CPA	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)

/s/ Bruce Corkern Bruce Corkern, CPA	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ D. Pike Aloian D. Pike Aloian	Director

/s/ H.C. Bailey, Jr. H.C. Bailey, Jr.	Director

/s/ Hayden C. Eaves III Hayden C. Eaves III	Director

/s/ Fredric H. Gould Fredric H. Gould	Director

/s/ Mary E. McCormick Mary E. McCormick	Director

/s/ David M. Osnos David M. Osnos	Director